UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

August 2, 2011

ENERGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Alabama

(State or Other Jurisdiction of Incorporation)

1-7810	63-0757759
(Commission File Number)	(IRS Employer Identification No.)

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326–2700

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2011, Energen Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule A thereto, related to the sale by the Company of $400,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 (the “Notes”), the form of which Notes is filed as Exhibit A to Exhibit 4.1 to this Form 8-K.

On August 5, 2011, the Company closed its public offering of the Notes. The Notes were issued pursuant to an indenture, dated as of September 1, 1996 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Notes were established pursuant to an Officers’ Certificate given under the Indenture (the “Officers’ Certificate”).

The Notes are the senior unsecured obligations of the Company and rank senior in right of payment to any Company indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any Company senior unsecured obligations; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries. The Notes will bear interest at a rate of 4.625% per annum. Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2012, to persons who are registered holders of the Notes on the immediately preceding February 15 and August 15, respectively.

The Indenture limits the ability of the Company to incur liens, consolidate, merge or sell its assets, in each case subject to certain qualifications set forth in the Indenture.

The Notes will mature on September 1, 2021. On or after June 1, 2021, the Company may, at its option, redeem the Notes, at any time, in whole or in part, at its option at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to the redemption date. At all other times, the Company may, at its option, redeem the Notes in whole or in part at a redemption price equal to the greater of (i) 100% of the principal amount of the notes then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officers’ Certificate) plus 30 basis points plus, in each case, accrued and unpaid interest, if any, to the redemption date. In addition, if the Company undergoes a “change of control” as defined by the Officers’ Certificate, and if, generally within 60 days thereafter, the Notes are rated below investment grade by either of the rating agencies designated in the Officers’ Certificate, the Company may be required to offer to repurchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

The Notes were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-155177) filed on November 7, 2008 (the “Registration Statement”), and the prospectus supplement dated August 2, 2011 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on August 3, 2011.

The preceding summaries of the material terms of the Underwriting Agreement and the Officers’ Certificate are qualified in their entireties by the full text of such agreements, which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. In the event of any discrepancy between the preceding summary and the texts of the Underwriting Agreement or the Officers’ Certificate, the text of the Underwriting Agreement or Officers’ Certificate, as applicable, shall control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated August 2, 2011, by and among Energen Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule A thereto.

4.1	Officers’ Certificate, dated August 5, 2011.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Bradley Arant Boult Cummings LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION
(Registrant)

August 5, 2011	By	/S/ CHARLES W. PORTER, JR.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation